L90, INC.
                           2020 SANTA MONICA BOULEVARD
                                    SUITE 400
                             SANTA MONICA, CA 90404


            INTERNET ADVERTISING AND AD SERVING AGREEMENT FOR ZONFIRE


Company:          Angel Audio                         Contact: _Penny Green
Address:          _1200 -1130 West Pender             Phone:  _877-711-3535
                  _Vancouver, BC  V6E 4A4             Fax:


Payment                                               Contact:
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Address                                               Phone:
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(if different)                                        Fax:
                  --------------------------------

Website(s)
Name:             _angelaudio                         Effective
                             ---------------------
URL:              _www.angelaudio.com                 Date:       __July 6, 2000
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1. Appointment; Exclusive Distributor.

     A. L90, Inc., a Delaware corporation ("L90"), purchases advertising space on web sites from, and performs online ad management services for, web site publishers. The web site publisher named above (the "Company") desires to sell its advertising space to L90 and to engage L90 to perform ad management services under the terms and conditions contained herein.

     B. Company hereby appoints L90 as a distributor of advertising space (the "Inventory") on the Website(s) listed above (collectively, the "Websites") during the term of this Agreement. Company further agrees that at L90's option, any Websites which are hereafter owned or controlled by Company shall become part of the term "Website" for purposes of this Agreement.

     C. The parties agree that Company at the time of execution of this Agreement shall be regarded as a Zonfire site partner. As such, the specific services to be provided by L90 to Company are provided in Exhibit A.

2. Definitions. Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used herein shall have the respective meanings set forth in Exhibit B hereto.

3. L90/Zonfire Services. During the term of this Agreement.

     A. L90 will use its diligent efforts to resell to its customers Inventory purchased from Company.



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     B. L90 may use the following primary types of sales strategies to fulfill its obligations under this Agreement:

          (i) L90R&E: L90 may sell Inventory on the Websites on a pure network basis. L90 will report post-buy Impressions and click data on a network basis and not on the basis of specific web sites, including the Website.

          (ii) L90D.m (Direct Marketing): L90 may sell direct marketing programs, including, without limitation, eNewsletter sponsorships, Opt-in promotional emails (List Rental), pop-up boxes, interstitials, and registration "opt-in" boxes (including name acquisition sales). All web sites are included when ad inventory is available.

     C. During the term of this Agreement, L90 shall provide to Company standard adMonitor services, including ad serving, management of ad traffic and other statistical information.

4.   Obligations of Company. During the term of this Agreement.

     A. Company agrees to make available for sale to L90 all Inventory.

     B. Company will provide L90 with such services and other assistance as are necessary to facilitate L90's performance of its obligations under this Agreement.

     C. Company will assign, and keep available, one of its employees as a primary contact person to assist in company's performance of its obligations hereunder.

     D. Company represents and warrants to L90 that company (i) owns and has the unrestricted right to communicate and publish the Websites and conduct business on the World Wide Web at its internet address and in connection therewith to use all service marks and trade names and in so doing is not acting in conflict with any patent, trademark, service mark, trade name, copyright, trade secret, license or other proprietary right with respect thereto, and (ii) Company has not received any communication from any third party that the Websites or the conduct Company's business is in violation of any law, rule or regulation or in conflict with any patent, trademark, service mark, trade name, copyright, trade secret, license or other proprietary right with respect thereto.

     E. Advertising Guidelines and Restrictions Company agrees to accept Advertisements from all Advertisers, except those advertisers within the industries specified below:

                      Restricted Industries

                      Adult Advertising, Alcohol, Tobacco

     F. Rate Card and Bottom Pricing: the market pricing with respect to the Advertisements on the Websites shall be determined by L90 in its sole discretion. Company agrees to accept cost per click and impression sales at any level, and both parties acknowledge and agree that sales with higher CPM's or costs per click shall have priority. The parties


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acknowledge that L90 R&E network sales employ the lowest relative CPM and/or cost per click, while L90 Premium sales employ the highest relative CMP and/or cost per click.

     G. Company shall include in its Websites information relating to how potential Advertisers may advertise on the Websites, and Company shall list L90 and L90's contact information in such advertiser information area.

     H. Company agrees to code the pages of its Websites with the HTML tags provided by L90 which enable L90 to serve Advertisements. Company further agrees to maintain on its Websites during the term of this Agreement all HTML tags necessary for L90 to serve Advertisements. Company shall not remove any such L90 HTML tags from the pages of its Websites.

     I. Company shall be solely responsible for obtaining all necessary rights, licenses, consents, waivers and permissions from the Advertisers and others to allow L90 to store and deliver the Advertisements and otherwise operate L90's adMonitor technology on company's behalf and on behalf of the Advertisers, and to use any data provided to or collected by using the admonitor technology.

     J. Company agrees that all Advertisements on Company's Websites shall be served using L90's adMonitor technology.

5.   Invoicing and Payment

     A. For purposes of this Agreement, "Service Sales" shall mean L90 (i) Advertising Sales, (ii) Revenue-Shares Sales, (iii) Name Acquisition sales, (iv) Sponsorship Sales, (v) Barter Sales and (vi) L90 d.M. Sales. With respect to each of the categories of "Service Sales," the sales amounts shall be net of all applicable sales, use, privilege and excise and similar taxes, and agency commissions or charges and duties assessable upon or in connection with such sales.

     B. No later than the 15th day of each month, L90 will pay Company sixty percent (60%) of all Service Sales amounts collected by L90 during the preceding month, provided, however, that in no event shall L90 be obligated to pay Company any Service Sales amounts collected by L90 if L90 has already paid Company pursuant to the immediately following sentence with respect to such Service Sales. For uncollected amounts in respect to Service Sales, L90 will pay Company sixty percent (60%) of such uncollected amounts within ninety (90) days after the end of the month during which the Advertisements relating to such Service Sales were delivered to the Websites.

6. Confidentiality. Each of L90 and Company agrees to keep confidential and each shall not, without the prior written consent of the other, disclose in any manner whatsoever, in whole or in part, any of the terms of this Agreement or any information, whether written or oral, furnished by the other party, including all analyses, compilations, forecasts, plans, drawings, specifications, design, software, studies or other documents that contain or otherwise reflect such information or that are intended to remain confidential, except as necessary for either party to enforce its rights under this Agreement, or pursuant to a subpoena or any legal process, or as otherwise may be required by applicable law.



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7. Term and Termination

         The term of this Agreement shall continue in perpetuity; provided, however, that either party may terminate this Agreement for any reason or no reason at all upon 60 days written notice to the other party. Notwithstanding the foregoing sentence, either party shall have the right to immediately terminate this Agreement in the event the other party commits a material breach which is not cured within thirty (30) days of its receipt of notice from the non-breaching party of such breach. In the event this Agreement is terminated (other than for a breach of this Agreement by L90), Company hereby acknowledges and agrees that all Service Sales made prior to the termination date of this Agreement (the duration of the schedules or campaigns of which extend beyond the date of termination of this Agreement) shall continue in full force and effect for the duration of the term of such Service Sales and the provisions of this Agreement shall survive with respect to such Service Sales. In the event this Agreement is terminated, if L90 has entered into agreements with Advertisers ("Advertising Agreements") for the delivery of Advertisements on the Websites (the duration of which Advertising Agreements extend beyond the date of termination of this Agreement) and Company or a third party (other than L90) continues to deliver Advertisements after the termination of this Agreement, then Company shall pay L90 forty percent (40%) of the revenues derived from the continued delivery of the Advertisements by Company or such third party as consideration for L90's solicitation and procurement of the Advertiser. Such payments by Company or such third party shall be payable on a monthly basis until such Advertising Agreement terminates. Sections 4 through 9 and 14 through 23 hereof shall survive the termination of this Agreement.

8. Warranty Disclaimer; Limitation of Liability

     L90 makes no warranties of any kind, whether express or implied, as to the subject matter of this Agreement, including any warranty of merchantability or fitness for a particular purpose. L90 shall not be liable for the actions or omissions of any Advertiser in connection with such advertiser's utilizing any advertising space on the Websites, nor for the content of any such Advertiser's Banner or other advertising materials. L90 shall not be liable for any unavailability or inoperability of the Internet, technical malfunction, computer error, corruption or loss of information. IN NO EVENT SHALL L90 BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, EVEN IF SUCH DAMAGES ARE FORESEEABLE AND WHETHER OR NOT L90 HAS BEEN ADVISED OF THE POSSIBILITY THEREOF, IN NO EVENT WILL L90'S LIABILITY HEREUNDER EXCEED THE TOTAL REVENUES RECORDED ON THE BOOKS OF L90 (LESS ANY REVENUES RECORDED FOR ADVERTISING NOT YET SOLD), NET OF PAYMENTS TO THE COMPANY.

     Should L90 be obstructed, accelerated, incur loss of efficiency in productivity or be delayed in the commencement, prosecution, or completion of the services, without fault on its part, by the act, failure to act, direction, order, neglect, delay, or default of Company, Company's agents or employees or any other entity or person employed at Company's premises, or by changes in the services, or by reason of fire, lightning, earthquake, enemy action, act of God, or similar catastrophe, or by government restrictions in respect of materials or labor, or by a strike or lockout beyond L90's reasonable control, then L90 shall be entitled to an extension of


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time for a period equivalent to the actual time lost by reason of any or all of the causes aforesaid. Company expressly agrees not to make, and hereby waives, any claim for damages, including those resulting from increased supervision, labor or material costs, on account of any delay, obstruction, or hindrance for any cause whatsoever, including, but not limited to, the aforesaid causes, and Company expressly agrees that its sole right and remedy therefor shall be an extension of time.

9. Indemnification.

     A. Company shall indemnify, defend and hold harmless L90, L90's subsidiaries and affiliates, and the respective partners, agents, officers, directors and employees of each of the foregoing, from and against any loss, cost, expense, claim, injury or damage (including, without limitation, reasonable attorneys' fees and expenses), whether incurred due to third party claims or otherwise, arising or resulting from or caused by (i) any negligent act or omission or willful misconduct of Company or any consultant or engineer retained by Company, or any of its or their partners, directors, officers, employees, or agents; (ii) any breach or default by Company in the performance of any of its obligations under this Agreement; (iii) any breach of any representation, warranty, covenant or agreement by Company; or (iv) any transactions with Users, including without limitation any purchases by such Users of products or services sold on the Website.

     B. Subject to the provisions of Section 8 above, L90 shall indemnify, defend and hold harmless Company from and against any loss, cost, expense, claim, injury or damage (including, without limitation, reasonable attorneys' fees and expenses), whether incurred due to third party claims or otherwise, arising or resulting from or caused by (i) any negligent act or omission or willful misconduct of L90; (ii) any material breach or default by L90 in the performance of any of its obligations under this Agreement; or (iii) any material breach of any representation, warranty, covenant or agreement by L90.

10. Expenses. Each party shall be solely responsible for all of its expenses incurred in connection with the performance of its duties hereunder, including telephone, fax, travel and client entertainment.

11. Press Releases; Marketing. Company and its affiliates will consult with L90 and obtain its prior written consent before issuing any press or other release or otherwise making any other public statement with respect to the transactions contemplated hereby or any worthy advertising programs that are developed and sold by L90 on behalf of the Websites. L90 retains the right to refer to Company (including the reproduction of screen shots of pages of the Websites) in L90's web sites, press releases and marketing materials.

12. Assignment. Neither party hereto may assign this Agreement, or any of its rights and obligations hereunder, in whole or in part, without the consent of the other party, and any such attempted assignment shall be void; provided however, that, upon written notice to the other party, a party hereto may (a) grant to a third party a security interest in this Agreement, or any of such party's rights and obligations hereunder, without the consent of the other party, or (b) assign this Agreement, or any of such party's rights and obligations hereunder, to a subsidiary or


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affiliated company of such party without the consent of the other party or (c)
assign this Agreement, or any of such party's rights and obligations hereunder, to a third party in connection with the sale of all or substantially all of the assets or capital stock of such party without the consent of the other party.

13. Notices. Any notices or other communications required or permitted to be given or delivered under this Agreement shall be in writing (unless otherwise specifically provided herein) and shall be sufficiently given if delivered personally, with a signed receipt therefor, or by reputable overnight delivery service, or mailed by prepaid certified mail, return receipt requested, or telefaxed with written confirmation, to the address of the parties set forth on the front page of this Agreement. Notices shall be deemed to have been given on the date delivered, if delivered, or on the second business day after mailing, if mailed. Either party, upon notice to the other party given in accordance with this Section 13 may modify its address for notices set forth in this Section 13.

14. Cumulative Remedies; No Waiver. The remedies of L90 provided for in this Agreement are cumulative and shall be in addition, to, and not in limitation of, the rights and remedies which may be available to L90 at law or in equity. Notwithstanding any course of dealing or the failure of either party strictly to enforce any term, right or condition of this Agreement, no term, right or condition hereof shall be deemed waived and no breach excused, unless such waiver and consent shall be in writing and signed by the party claimed to have waived or consented. No consent by any party to, or waiver of, a breach by the other party shall constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

15. Successors and Assigns. Subject to Section 12, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective legal representatives, and permitted successors and assigns.

16. Entire Agreement. This Agreement, together with the exhibits attached hereto, represents the entire and integrated agreement between L90 and Company and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by a written instrument signed by bother L90 and the Company.

17. Applicable Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to choice of law principles. Each party hereby submits to the exclusive jurisdiction of the United States District Court for the Central District of California and of any California state court sitting in the City of Los Angeles, California, for purposes of all legal proceedings arising out of or relating to this Agreement and the subject matter hereof. Each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in any such court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

18. Legal Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses, in addition to any other relief to which such party may be entitled.



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19. Severability. If any provision of this Agreement or the application thereof to any person or situation to any extent shall be held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue to be valid and enforceable to the fullest extent permitted by law.

20. Waiver of Jury Trial. EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION 20 HAS BEEN DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

21. Privacy. Company agrees to post on its Websites an easy-to-understand privacy policy linked to the Websites' home page that (i) identifies the collection and use of information gathered in connection with both L90's ad serving activities and Company's delivery of content and (ii) offers users the opportunity to opt out from such collection and use. A link to L90's privacy policy shall satisfy Company's disclosure requirement pursuant to this Section 21 with respect to the collection and use of information gathered in connection with L90's ad serving activities, as well as the procedure for opting out of L90's collection and use of such information.

22. Relationship. The relationship between L90 and Company shall be that of buyer and seller, respectively. Nothing in this Agreement shall be deemed to create or construed as creating a joint venture or partnership between the parties. Neither party is, by virtue of the Agreement or otherwise, to be considered the agent or representative or the other party. Neither party shall have the right to bind the other contractually in any respect whatsoever.

23. Proprietary Rights. Company acknowledges that L90 shall retain all proprietary rights in the adMonitor technology (including all software, source codes, modifications, updates and enhancements thereof), the name "L90" or any derivatives thereof, and any other trademarks and logos which are owned or controlled by L90 a perpetual, worldwide, non-exclusive, royalty-free



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license to collect and use for L90 business purposes information gathered by L90 in connection with ad delivery to the Websites.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.



                                   L90, INC.



                                   By:   /s/ Nina Joshi
                                        --------------------------------------
                                        --------------------------------------
                                        Name: Nina Joshi
                                        Title:     Business Development Manager
                                        Telefax No.:


                                   COMPANY:

                                   [____________ angelaudio.com________________]


                                   By:  /s/ Riz Alikhan
                                        -------------------------------
                                        Name:      Riz Alikhan
                                        Title:     C.E.O.
                                        Telefax No.:      604-642-6474


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                                                                  Exhibit "B" to
                                                                     NJ00-1007-B

                                   DEFINITIONS

         "Advertisement" means material or message in any format that promotes an Advertiser's brand or products or services.

         "Advertiser" means a person or entity that provides Advertisements, whether directly or indirectly or through its advertising agency, to promote itself, its brands or the products or services it offers.

         "Banner" means an Advertisement and its contents that appear on the Websites.

         "CPM" means Cost per Thousand Impressions.

         "Impression" means an appearance by a Banner on the Websites resulting from a user accessing or visiting the Website.

         "Non-Allocated Inventory" means all advertising space on the Websites other than Pre-Allocated Inventory.

         "User" shall mean any person or entity that accesses the Websites.

         "Service Sales" shall have the following meaning, without duplication:

         (i)      "Advertising Sales" means all sales of Banners on the Website.

         (ii) "Name Acquisition Sales" means all advertising where the Company or L90 is paid to increase an Advertiser's database of names and/or addresses.

         (iii) "Revenue-Share Sales" means all sales generated by the sale of products on the Websites via click-through Advertisements sold by L90.

         (iv) "Barter Sales" With Company's consent, L90 may enter into agreements ("Barter Agreements) with it's other web publishing clients ("Web Publishers"), pursuant to which such Web Publishers purchase company Inventory from L90 in exchange for Company's right to purchase advertising space of such Web Publishers having equivalent value to the Company Inventory purchased. "Barter Sales" shall include all revenue from sales to Web Publishers under any such Barter Agreements in an amount equal to that revenue that would otherwise be receivable from comparable Service Sales of such Company inventory to Advertisers.

         (v) "eNewsletter Sales" shall include all sales of Advertisements, text and HTML, inserted into a Web publisher's email newsletter.

         (vi) "Opt-in Emails (List Rental) Sales" shall include all sales to an advertiser of a one-time promotional access to a publisher's list of users that have elected (opted-in) to receive promotional mailings, messages and communications.


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